Exhibit 16.1

                                [KBL, LLP LOGO]
           201 E. Kennedy Boulevard, Suite 1111, Tampa, Florida 33602
                    Office: (813)227-9100 Fax: (813)227-8866


January 4, 2010


Office of the Chief Accountant
PCAOB Letter File
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-6561

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K/A dated December 30, 2009 of Kesselring Holding Corporation, and are in agreement with the statements contained therein.

Respectfully,


/s/ KBL, LLP
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KBL, LLP
Tampa, Florida